AMENDMENT TO DISTRIBUTION AGREEMENT

This Amendment (“Amendment”) is made as of May 21, 2024, by and between Unified Series Trust (the “Trust”) and Ultimus Fund Distributors, LLC (“Distributor”), and amends the Distribution Agreement, made as of February 1, 2019 (the “Agreement). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Trust and the Distributor wish to amend Schedules A and B to the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

Effective May 21, 2024, Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time; and

Effective May 21, 2024, Schedule B to the Agreement hereby is deleted in its entirety and replaced with Schedule B attached hereto, as the same may be amended from time to time.

IN WITNESS WHEREOF, the parties have executed this Amendment by a duly authorized representative of the parties hereto.

UNIFIED SERIES TRUST		ULTIMUS FUND DISTRIBUTORS, LLC

By:	/s/ Martin R. Dean	By:	/s/ Kevin Guerette
Print Name: Martin R. Dean		Print Name: Kevin Guerette
Title: President		Title: President

Date: May 31, 2024		Date:

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT BETWEEN

UNIFIED SERIES TRUST

AND

ULTIMUS FUND DISTRIBUTORS, LLC

FUND PORTFOLIOS

Absolute Capital Opportunities Fund

Absolute Convertible Arbitrage Fund

Absolute Flexible Fund

Absolute Strategies Fund

Efficient Enhanced Multi-Asset Fund

Fisher Investments Institutional Group Fund Family:

Fisher Investments Institutional Group Stock Fund for Retirement Plans

Fisher Investments Institutional Group Bond Fund for Retirement Plans

Fisher Investments Institutional Group ESG Stock Fund for Retirement Plans

Fisher Investments Institutional Group ESG Bond Fund for Retirement Plans

Fisher Investments Institutional Group U.S. Small Cap Equity Fund

Fisher Investments Institutional Group All Foreign Equity Environmental and Social Values Fund

Fisher Investments Institutional Group U.S. Large Cap Equity Environmental and Social Values Fund

Silk Invest New Horizons Frontier Fund

Standpoint Multi-Asset Fund

Tactical Multi-Purpose Fund

SCHEDULE B

TO THE DISTRIBUTION AGREEMENT

BETWEEN UNIFIED SERIES TRUST

AND

ULTIMUS FUND DISTRIBUTORS, LLC

FEES

REDACTED